UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, DC 20549
FORM 8‑K
CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): July 13, 2012
TOR Minerals International, Inc. (Exact Name of Registrant as Specified in Its Charter) Delaware (State or Other Jurisdiction of Incorporation)
0-17321 (Commission File Number) 722 Burleson Street Corpus Christi, Texas (Address of Principal Executive Offices)	74-2081929 (IRS Employer Identification No.) 78402 (Zip Code)
(361) 883-5591 (Registrant's Telephone Number, Including Area Code) N/A (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

1

ITEM 8.01           Other Events

On May 21, 2012, TOR Minerals International, Inc. (the "Company") announced that it had received an $11 million purchase order to supply synthetic rutile titanium dioxide feedstock to a third party and that it expected to ship and recognize the revenue for this order late during the second quarter.  However, the order did not ship and none of the revenue will be recognized in the second quarter of this year.  The Company now anticipates the delivery of the bulk of this order will take place during the last half of the year and that the order has been reduced by approximately 20%.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
TOR MINERALS INTERNATIONAL, INC. _____________________ (Registrant)

Date: July 16, 2012	/s/ BARBARA RUSSELL
Barbara Russell Chief Financial Officer
2